EXHIBIT 99.1

5551 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces Selected Third Quarter 2004 Operating
Results; Company Files Extension for its Quarterly Report on Form 10-Q

Baton Rouge, LA — November 9, 2004 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, today announced selected operating results for the third quarter 2004 and guidance for the fourth quarter 2004. The Company expects to release full operating results on November 15, 2004 concurrent with its filing of the Form 10-Q for the third quarter 2004 pursuant to an extension under Rule 12b-25. The extension has been filed to permit the Company to revise the way it applies Financial Accounting Standard 143, “Accounting for Asset Retirement Obligations” with respect to the retirement of billboard assets and related noncash expenses for that quarter and certain prior periods. The change in the application of this accounting policy will have no effect on the business operations of the company or its financial condition. See below “Filing Extension for Form 10-Q for Third Quarter; Restatement of Prior Periods” for an expanded explanation.

Selected Operating Results for the Third Quarter 2004

The Company is releasing the following selected operating results as they are unaffected by the pending change:

Revenue

Actual net revenue for the third quarter of 2004 was $231.6 million versus $211.7 million for the third quarter of 2003, a 9.4% increase. Actual net revenue for the nine months ended September 30, 2004 was $659.5 million versus $604.1 million for the third quarter of 2003, a 9.2% increase.

Selected Pro forma Third Quarter Operating Results

Q3 2004 Percentage
Increase over
Q3 2003
Pro forma Net revenue	7.4%
Pro forma Direct advertising and General and administrative expenses	3.4%
Pro forma Corporate expenses	13.5%

This pro forma information adjusts 2003 results for acquisition and divestitures for the same time frame as actually owned in 2004. For more information, see “Use of Non-GAAP Measures.” A table that reconciles actual results to pro forma results is included below.

EBITDA results for the third quarter are not disclosed in this release because the Company cannot provide the reconciliation information to net income required by Regulation G until the Form 10-Q is filed, but EBITDA results are not affected by this change in the application of this accounting policy.

Florida Hurricanes

In August and September of 2004 four hurricanes hit the state of Florida. As a result Lamar sustained damage and destruction to certain of its advertising signs. The total cost to the Company to replace these assets is estimated to be approximately $8 million of which the majority will be spent in the fourth quarter of 2004. It is estimated that the revenue lost in the third quarter and anticipated to be lost in the fourth quarter is approximately $0.4 million and $1.2 million, respectively. This revenue is expected to return as reconstruction is completed.

Guidance Q4 2004

For the fourth quarter of 2004 the Company expects net revenue to be approximately $221 to $223 million. On a pro forma basis this equates to an increase of approximately 6% to 7% over the same period in 2003. On this level of net revenue, EBITDA on a pro forma basis should be approximately 9% over the same period in 2003.

Filing Extension for Form 10-Q for Third Quarter; Restatement of Prior Periods

In connection with the preparation of its Form 10-Q, the Company determined, in consultation with its outside auditors, to change the way it applies Financial Accounting Standard 143, “Accounting for Asset Retirement Obligations,” which the Company adopted effective January 1, 2003. The Company has decided to expand the scope of the outdoor advertising structures that are subject to the calculation of the asset retirement obligation required under Financial Accounting Standard 143, “Accounting for Asset Retirement Obligations” by including steel structures in addition to non-steel structures, instead of accounting for such costs under Financial Accounting Standard 13, “Accounting for Leases.” The change in the application of this accounting policy and the restatement of financial results described below will have no effect on the business operations of the company or its financial condition.

As a result, the Company is in the process of restating its audited consolidated financial statements for the year ended December 31, 2003 and its unaudited condensed consolidated financial statements for quarters ended March 31, 2004 and June 30, 2004. This change in the application of Financial Accounting Standard 143 will significantly increase the Company’s depreciation and amortization expense, a noncash charge on the Company’s income statement. For fiscal year 2003, the Company expects restated depreciation and amortization expense to be approximately $284 to $290 million (compared to previously reported $282.3 million) and restated operating income of approximately $57 to $65 million (compared to previously reported $65.1 million). The previous restated ranges include a reclassification of approximately $6.0 million of amortization of deferred financing costs to interest expense previously recorded to depreciation and amortization. For fiscal year 2003 the Company also expects a restated net loss of $81 to $84 million (compared to previously reported $46.9 million). The Company expects to proportionately restate its unaudited condensed consolidated financial statements for quarters ended March 31, 2004 and June 30, 2004. These ranges are based on management’s current estimates and are subject to the completion of the restatement. Because the restatement is not yet complete and will have an impact on the Company’s financial statements for the three and nine month periods ended September 30, 2004 and 2003, the Company is not in a position to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 within the prescribed time period.

There is no effect on previously reported Adjusted EBITDA (defined as operating income before depreciation and amortization and loss (gain) on disposition of assets), which we refer to herein as EBITDA.

Forward Looking Statements

This press release contains forward-looking statements, including the statements regarding our guidance for the fourth quarter of 2004. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the continued popularity of outdoor advertising as an advertising medium; (3) the regulation of the outdoor advertising industry; (4) our need for and ability to obtain additional funding for acquisitions or operations; (5) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (6) the performance of the United States economy generally and the demand for advertising in particular; and (7) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Measures

The pro forma information and EBITDA guidance provided in this press release are not calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered an alternative to operating results calculated in accordance with GAAP. Management believes that EBITDA can assist in comparing company performance on a consistent basis without regard to depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Additionally, interest expense may vary significantly depending on capital structure. The Company provides pro forma information to enable investors to compare periods on a more consistent basis without the effects of acquisitions or dispositions. Management uses these comparisons to assess how well the Company is performing with its existing assets. Reconciliations of the pro forma information to GAAP results are included in the last page of this press release. The Company’s use of non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Conference Call and Webcast Information

A conference call will be held to discuss the Company’s operating results Tuesday, November 9, 2004 at 9:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-706-643-3436

Replay:	1-706-645-9291
Conference ID #	1727678
Will run through Friday, November 12, 2004 at 11:59 p.m. eastern time

Webcast Information

Live Webcast:	www.lamar.com
Webcast Replay:	www.lamar.com
Available through Friday, November 12, 2004 at 11:59 p.m. eastern time

General Information on Lamar

Lamar Advertising Company is a leading outdoor advertising company and currently operates 152 outdoor advertising companies in 43 states, logo advertising businesses in 20 states and the province of Ontario, Canada, and 34 transit advertising franchises in 12 states.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com

GAAP Reconciliation for Pro forma Information

	Three Months Ended
	September 30,
	2004	2003	% Change
Reconciliation of Reported Basis to Pro Forma Basis:
Reported Net revenue	$231,622	$211,720	9.4%
Acquisitions and Divestitures	—	3,887

Pro forma Net revenue	$231,622	$215,607	7.4%
Reported Direct advertising and General and administrative expenses	$116,168	$110,669	5.0%
Acquisitions and Divestitures	—	1,651

Pro forma Direct advertising and General and administrative expenses	$116,168	$112,320	3.4%
Reported Corporate expenses	$7,523	$6,631	13.5%
Acquisitions and Divestitures	—	—

Pro forma Corporate expenses	$7,523	$6,631	13.5%

Pro forma net revenues, direct advertising and general and administrative expenses, and corporate expenses include adjustments to 2003 for acquisitions and divestitures for the same time frame as actually owned in 2004.